                                              Rule 424(b)(3)
                                              File No. 333-58723

Pricing Supplement No. 17                     Dated: February 23, 1999
(To Prospectus dated July 17, 1998
Prospectus Supplement dated August 28, 1998)


U.S.$5,000,000,000
Heller Financial, Inc.
Medium-Term Notes, Series I

(Registered Notes-Fixed Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $50,000,000               Issue Price: 100.00%

Original Issue Date: February 26, 1999   Stated Maturity Date: February 26, 2001

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [] Commercial Paper Rate [] LIBOR [] Treasury Rate
             [] Federal Funds Rate [] Prime Rate [X] Other: Fixed

Interest Reset Period: N/A

Interest Payment Period: Semi-Annual

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
N/A

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 26th day of February and August, beginning August 26, 1999 up to and including the Stated Maturity Date.

Interest Determination Date(s):N/A

Initial Interest Rate: 5.746%

Index Maturity: N/A

Day Count Convention: 30/360

Maximum Interest Rate: N/A                 Minimum Interest Rate: N/A
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Spread (+/-): N/A                         Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
         Initial Redemption Date:

The Redemption Price shall initially be   % of the principal amount of the Note
         to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
         Optional Repayment Dates:
         Optional Repayment Prices:

Repayment Provisions:
         (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
         Total Amount of OID:
         Yield to Maturity:
         Initial Accrual Period OID:

Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .093 %

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO. 17
                       UNDER MTN-SERIES I PROGRAM: $1,272,000,000.00
                   b)  CUSIP #42333HLB6

Agent: Credit Suisse First Boston
       11 Madison Avenue
       New York, New York 10010-3629